UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2014
Date of Report (Date of earliest event reported)

il2m INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 West Olive Avenue Suite 810 Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(818) 953-7585
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Notes

On March 27, 2014, the Board of Directors of il2m International Corp., a Nevada corporation (the "Company") authorized the issuance of two separate promissory notes as follows: (i) non-interest bearing convertible promissory note dated March 27, 2014 in the principal amount of  $515,600 USD  (the "Convertible Promissory Note), with associated conversion rights to convert the principal into shares of the Company's common stock at the lowest of either (a) $0.10 per share, or (b) 50% of the average trading price of the Company's common stock on the OTCQB Markets for the five days preceding the date of conversion; and (ii) promissory note dated March 27, 2014 in the principal amount of $231,000 CD bearing interest at the rate of 5% annually (the "Promissory Note"). The Promissory Note is due and payable July 1, 2014. The Convertible Promissory Note is payable upon demand.

The Convertible Promissory Note and the Promissory Note evidence those certain monies loaned to the Company by TSASA Holdings Inc. for working capital purposes.

The foregoing is a summary description of the terms and conditions of Convertible Promissory Note and the Promissory Note and does not purport to be complete and is qualified in its entirety by reference to the Convertible Promissory Note and the Promissory Note, a form of which each is filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Promissory Note dated March 27, 2014 between i2lm International Corp. and TSASA Holdings Inc.

10.02	Convertible Promissory Note dated March 27, 2014 between il2m International Corp. and TSASA Holdings Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

il2m INTERNATIONAL CORP.

DATE: April 7, 2014	/s/ Sarkis Tsaoussian
Sarkis Tsaoussian
President/Chief Executive Officer

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